Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 77 to the Registration Statement No. 002-93601 on Form N-1A of our reports dated September 17, 2007 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund and Fidelity Small Cap Opportunities Fund and of report dated September 14, 2007 relating to the financial statements and financial highlights of Fidelity OTC Portfolio and of our report dated September 18, 2007 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund, each a series of Fidelity Securities Fund and each appearing in the Annual Reports on Forms N-CSR of Fidelity Securities Fund for the year ended July 31, 2007 and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 27, 2007